UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  May 20, 2011

                         AMR CORPORATION.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                    (Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of AMR Corporation (“AMR”) conducted its annual review of compensation for its principal executive officer, principal financial officer and other named executive officers (the “named executive officers”) with its compensation consultant, and on May 18, 2011, the committee approved the following compensation awards for the named executive officers for 2011:

1.           Grants of stock appreciation rights (“SARs”) pursuant to the terms and conditions of the form Stock Appreciation Right Agreement for 2011 ("SAR Agreement"), which is attached as Exhibit 99.1 to this Form 8-K.  SARs are contractual rights to receive shares of our common stock upon their exercise. The SARs are exerciseable for ten years from the date of grant and generally vest in 20% increments over five years. An attachment to the form SAR Agreement notes the SARs granted to the named executive officers, effective May 18, 2011.

2.           Grants of deferred shares pursuant to the terms and conditions of the form Deferred Share Award Agreement for 2011 ("Deferred Share Agreement"), which is attached as Exhibit 99.2 to this Form 8-K.  These are contractual rights to receive shares of our common stock, which vest on May 19, 2014.  An attachment to the form Deferred Share Agreement notes the deferred share grants to the named executive officers.

3.           Grants of performance shares pursuant to the form of Performance Share Agreement ("Performance Share Agreement") under the 2011 - 2013 Performance Share Plan for Officers and Key Employees ("Performance Share Plan"). These are contractual rights to receive shares of our common stock that vest depending upon achievement of performance measures described in the Performance Share Plan.  The form of the Performance Share Agreement and the Performance Share Plan are attached as Exhibit 99.3 to this Form 8-K, and an attachment to the form Performance Share Agreement notes the performance share grants to the named executive officers.

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMR was held on May 18, 2011.  The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

1.	Stockholders elected all of the AMR's eleven nominees for Director for one-year terms by the vote shown below:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Gerard J. Arpey	163,924,334	15,424,176	0	88,980,874
John W. Bachmann	172,845,708	6,502,802	0	88,980,874
Armando M. Codina	164,977,410	14,371,100	0	88,980,874
Alberto Ibargüen	172,850,362	6,498,148	0	88,980,874
Ann M. Korologos	161,215,057	18,133,453	0	88,980,874
Michael A. Miles	163,606,297	15,742,213	0	88,980,874
Philip J. Purcell	163,646,007	15,702,503	0	88,980,874
Ray M. Robinson	167,588,484	11,767,028	0	88,973,872
Judith Rodin	161,752,586	17,595,924	0	88,980,874
Matthew K. Rose	169,601,435	9,747,075	0	88,980,874
Roger T. Staubach	172,574,914	6,773,596	0	88,980,874

2.	Stockholders ratified the retention of Ernst & Young LLP as independent auditors for AMR for the 2011 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
252,512,602	14,552,982	1,263,800	0

3.	Stockholders approved, on an advisory basis, the compensation of AMR's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,727,049	22,335,596	1,285,863	88,980,876

4.	Stockholders approved the Board’s recommendation to hold the advisory vote on executive compensation every year.

Every 1 YEAR	Every 2 YEARS	Every 3 YEAR	Abstentions	Broker Non-Votes
132,360,575	838,948	44,307,738	1,841,248	88,980,875

5.	Stockholders rejected a proposal to allow cumulative voting in election of outside directors. The proposal was submitted by Mrs. Evelyn Y. Davis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,503,362	129,740,857	2,104,290	88,980,875

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Form of 2011 Stock Appreciation Right Agreement (with awards to the named executive officers noted)

Exhibit 99.2	Form of 2011 Deferred Share Award Agreement (with awards to the named executive officers noted)

Exhibit 99.3
Form of Performance Share Agreement under the 2011 - 2013 Performance Share Plan for Officers and Key Employees and the 2011-2013 Performance Share Plan for Officers and Key Employees (with awards to the named executive officers noted)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  May 20, 2011

EXHIBIT INDEX

Exhibit      Description

99.1	Form of 2011 Stock Appreciation Right Agreement (with awards to the named executive officers noted)

99.2	Form of 2011 Deferred Share Award Agreement (with awards to the named executive officers noted)

99.3
Form of Performance Share Agreement under the 2011 - 2013 Performance Share Plan for Officers and Key Employees and the 2011-2013 Performance Share Plan for Officers and Key Employees (with awards to the named executive officers noted)